EX-99.g.1.iv

AMENDMENT NO. 6
TO
MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of December 31, 2021 (the “Effective Date”) to that certain Mutual Fund Custody and Services Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified, the “Agreement”) by and between each investment company set forth on Appendix D thereto (each an “Existing Fund” and collectively, the “Existing Funds”), on behalf of its respective Series, and The Bank of New York Mellon (formerly Mellon Bank, N.A.) (the “Custodian”).

BACKGROUND:

A.	Custodian serves as custodian and performs certain services for the Existing Funds pursuant to the Agreement.

B.

Each New Fund (defined below, and collectively with the Existing Funds, the “Funds”) is not a registered investment company and desires to retain the Custodian to act as custodian of its assets and to perform the services described in the Agreement as amended hereby.

C.	The parties desire to amend the Agreement as set forth herein.

D.	This Background section is incorporated by reference into and made part of this Amendment

TERMS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and intending to be legally bound, the parties agree as follows:

1. The Agreement is hereby amended as of the Effective Date by adding each of the following Funds (each a “New Fund”) to Appendix D of the Agreement:

Ivy ASF II, Ltd.

Ivy VIP ASF II, Ltd.

Ivy ASF III, LLC

Ivy VIP ASF III (SBP), LLC

Ivy WGA III (SBP), LLC

Ivy EME, Ltd.

2. The Agreement is hereby amended as of the Effective Date by inserting the following at the end of Article IV of the Agreement:

“10. Adding Additional Funds to the Agreement. One or more additional investment funds or vehicles which are advised by a Fund’s investment adviser but which are organized as separate legal entities from the Funds may be added as a party to the Agreement from time to time (“Additional Funds”) through the execution of an amendment to the Agreement including, without limitation, an instrument of accession among each Fund party to the Agreement, such Additional Fund and Custodian whereby each such Additional Fund(s) and Custodian will agree to be bound by the terms of this Agreement. The addition of Additional Fund(s) to the Agreement will not affect the rights or obligations of the Funds under the terms of the Agreement. The obligations of the Funds and any Additional Fund(s) to Custodian under the Agreement shall be several and not joint or joint and several.

11. Applicability of Agreement to Non-Registered Investment Companies. Except as noted in the next sentence, the terms and provisions of this Agreement shall be construed to apply to any investment fund or investment vehicle which is not organized as a registered investment company (“non-RIC”) and which is added as a party to the Agreement as an Additional Fund or Series and its Shares. If a term or provision is inapplicable to a non-RIC or its Shares because it (i) applies to a regulatory provision not applicable to non-RICs (e.g., the 1940 Act), (ii) applies to a structural feature either not present in a non-RIC or not applicable to a non-RIC’s shares or (iii) is unambiguously not applicable to a non-RIC based on its context, then such term or provision shall not apply to such non-RIC or its Shares. Subject to this Section 11, the term “Fund” as used throughout this Agreement shall be construed to include any non-RIC that is an Additional Fund, as applicable.”

3. Miscellaneous.

(a) Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings set forth in the Agreement.

(b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

(c) The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d) If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

[Remainder of page intentionally left blank]
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By:	/s/ Chris Healy
Name:	Christopher Healy
Title:	Managing Director

IVY ASF II, LTD.

By: Macquarie Alternative Strategies, a
series of Macquarie Investment
Management Business Trust, solely in its
capacity of investment adviser

By signing below Macquarie Alternative
Strategies in its individual capacity covenants
to the Custodian that Ivy ASF II, Ltd. has the
power to authorize and direct, and has duly
authorized and directed, Macquarie
Alternative Strategies to bind it to the terms
of this Amendment

By:	/s/ Daniel V. Geatens

Name:	Daniel V Geatens

Title:	Senior Vice President

IVY VIP ASF II, LTD.

By: Macquarie Alternative Strategies, a
series of Macquarie Investment
Management Business Trust, solely in its
capacity of investment adviser

By signing below Macquarie Alternative
Strategies in its individual capacity covenants
to the Custodian that Ivy VIP ASF II, Ltd. has
the power to authorize and direct, and has
duly authorized and directed, Macquarie

Alternative Strategies to bind it to the terms
of this Amendment

By:	/s/ Daniel V. Geatens

Name:	Daniel V Geatens

Title:	Senior Vice President

IVY ASF III, LLC

By: Macquarie Alternative Strategies, a
series of Macquarie Investment
Management Business Trust, solely in its
capacity of investment adviser

By signing below Macquarie Alternative
Strategies in its individual capacity covenants
to the Custodian that Ivy ASF III, LLC has
the power to authorize and direct, and has
duly authorized and directed, Macquarie
Alternative Strategies to bind it to the terms
of this Amendment

By:	/s/ Daniel V. Geatens

Name:	Daniel V Geatens

Title:	Senior Vice President

IVY VIP ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a
series of Macquarie Investment
Management Business Trust, solely in its
capacity of investment adviser

By signing below Macquarie Alternative
Strategies in its individual capacity covenants
to the Custodian that Ivy VIP ASF III (SBP),
LLC has the power to authorize and direct,
and has duly authorized and directed,
Macquarie Alternative Strategies to bind it to
the terms of this Amendment

By:	/s/ Daniel V. Geatens

Name:	Daniel V Geatens

Title:	Senior Vice President

IVY WGA III (SBP), LLC

By: Macquarie Alternative Strategies, a
series of Macquarie Investment
Management Business Trust, solely in its
capacity of investment adviser

By signing below Macquarie Alternative
Strategies in its individual capacity covenants
to the Custodian that Ivy WGA III (SBP),
LLC has the power to authorize and direct,
and has duly authorized and directed,
Macquarie Alternative Strategies to bind it to
the terms of this Amendment

By:	/s/ Daniel V. Geatens

Name:	Daniel V Geatens

Title:	Senior Vice President

IVY EME, LTD.

By: Macquarie Alternative Strategies, a
series of Macquarie Investment
Management Business Trust, solely in its
capacity of investment adviser

By signing below Macquarie Alternative
Strategies in its individual capacity covenants
to the Custodian that Ivy EME, Ltd. has the
power to authorize and direct, and has duly
authorized and directed, Macquarie
Alternative Strategies to bind it to the terms
of this Amendment

By:	/s/ Daniel V. Geatens

Name:	Daniel V Geatens
Title:	Senior Vice President

DELAWARE GROUP ADVISER FUNDS,
on behalf of its Series identified on Schedule
A to Amendment No. 5 to the Agreement

DELAWARE GROUP CASH RESERVE,
on behalf of its Series identified on Schedule
A to Amendment No. 5 to the Agreement

DELAWARE GROUP EQUITY FUNDS I,
on behalf of its Series identified on Schedule
A to Amendment No. 5 to the Agreement

DELAWARE GROUP EQUITY FUNDS II,
on behalf of its Series identified Schedule
A to Amendment No. 5 to the Agreement

DELAWARE GROUP EQUITY FUNDS
IV, on behalf of its Series identified on
Schedule A to Amendment No. 5 to the
Agreement

DELAWARE GROUP EQUITY FUNDS
V, on behalf of its Series identified on
Schedule A to Amendment No. 5 to the
Agreement

DELAWARE GROUP FOUNDATION
FUNDS, on behalf of its Series identified on
Schedule A to Amendment No. 5 to the
Agreement

DELAWARE GROUP INCOME FUNDS,
on behalf of its Series identified on Schedule
A to Amendment No. 5 to the Agreement

DELAWARE GROUP STATE TAX-
FREE INCOME TRUST, on behalf of its
Series identified on Schedule A to
Amendment No. 5 to the Agreement

DELAWARE GROUP TAX-FREE FUND,
on behalf of its Series identified on Schedule
A to Amendment No. 5 to the Agreement

DELAWARE GROUP TAX-FREE
MONEY FUND, on behalf of its Series
identified on Schedule A to Amendment No.
5 to the Agreement

DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS, on behalf of
its Series identified on Schedule A to
Amendment No. 5 to the Agreement

VOYAGEUR INSURED FUNDS, on behalf
of its Series identified on Schedule A to
Amendment No. 5 to the Agreement

VOYAGEUR INTERMEDIATE TAX-
FREE FUNDS, on behalf of its Series
identified on Schedule A to Amendment No.
5 to the Agreement

VOYAGEUR MUTUAL FUNDS, on behalf
of its Series identified on Schedule A to
Amendment No. 5 to the Agreement

VOYAGEUR MUTUAL FUNDS II, on
behalf of its Series identified on Schedule A
to Amendment No. 5 to the Agreement

DELAWARE GROUP GOVERNMENT
FUND, on behalf of its Series identified on
Schedule A to Amendment No. 5 to the
Agreement

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS, on behalf of its
Series identified on Schedule A to
Amendment No. 5 to the Agreement

DELAWARE POOLED TRUST, on behalf
of its Series identified on Schedule A to
Amendment No. 5 to the Agreement

VOYAGEUR MUTUAL FUNDS III, on
behalf of its Series identified on Schedule A
to Amendment No. 5 to the Agreement

VOYAGEUR TAX FREE FUNDS, on
behalf of its Series identified on Schedule A
to Amendment No. 5 to the Agreement

DELAWARE VIP TRUST, on behalf of its
Series identified on Schedule A to
Amendment No. 5 to the Agreement

IVY FUNDS, on behalf of its Series
identified on Schedule A to Amendment No.
5 to the Agreement

IVY VARIABLE INSURANCE
PORTFOLIOS, on behalf of its Series
identified on Schedule A to Amendment No.
5 to the Agreement

INVESTED, on behalf of its Series identified
on Schedule A to Amendment No. 5 to the
Agreement

DELAWARE INVESTMENTS
COLORADO INSURED MUNICIPAL
FUND, INC.

DELAWARE INVESTMENTS
NATIONAL INSURED MUNICIPAL
INCOME FUND

DELAWARE INVESTMENTS
MINNESOTA MUNICIPAL INCOME
FUND II, INC.

DELAWARE INVESTMENTS
DIVIDEND AND INCOME FUND, INC.

DELAWARE ENHANCED GLOBAL
DIVIDEND AND INCOME FUND

DELAWARE IVY HIGH INCOME
OPPORTUNITIES FUND

By:	/s/ Daniel V. Geatens

Name:	Daniel V Geatens

Title:	Senior Vice President